MORRISON & HECKER L.L.P.
                                Attorneys at Law

                                2600 Grand Avenue
                                  Kansas City,
                               Missouri 64108-4606
                                 Telephone (816)
                                    691-2600
                             Telefax (816) 474-4208

                                 March 30, 2001


PNC Mortgage Acceptance Corp.
210 West 10th Street, 6th Floor
Kansas City, Missouri 64105

      Re:  Commercial Mortgage  Pass-Through  Certificates,  Series
2001-C1

Ladies and Gentlemen:

     We have acted as your counsel in connection with the proposed issuance of Commercial Mortgage Pass-Through Certificates, Series 2001-C1 (the "Series 2001-C1 Certificates") pursuant to the Registration Statement on Form S-3 (Registration No. 333-52506) (the "Registration Statement"), the Prospectus dated March 15, 2001 (the "Prospectus"), and the Prospectus Supplement dated March 26, 2001 as supplemented by a supplement thereto dated March 29, 2001
(collectively the "Prospectus Supplement") filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"). The Prospectus Supplement covers Certificates to be publicly offered by PNC Mortgage Acceptance Corporation (the "Depositor"), the Class A-1, Class A-2, Class B, Class C-1, Class C-2 and Class C-2X Certificates. The Series 2001-C1 Certificates will be issued under a Pooling and Servicing Agreement dated as of March 1, 2001, by and among the Depositor, Midland Loan Services, Inc., as
Master Servicer and Special Servicer, Wells Fargo Bank Minnesota, N.A., as Trustee, and LaSalle Bank National Association, as Certificate Administrator. Capitalized terms used and not otherwise defined herein have the respective meanings given them in the Prospectus and the Prospectus Supplement.

     In rendering the opinion set forth below, we have examined and relied on the following: (1) the Prospectus, the Prospectus Supplement and all exhibits thereto; (2) the Pooling and Servicing Agreement; and (3) such other documents, materials, and authorities as we have deemed necessary.

     As your counsel, we have advised you with respect to certain federal income tax aspects of the issuance of the Series 2001-C1 Certificates. Assuming compliance with all provisions of, or descriptions within, the documents referenced above, we are of the opinion that (i) each pool of assets with respect to which a REMIC election is made will qualify as a REMIC under the Code, (ii) the Class A-1, Class A-2, Class B, Class C-1, Class C-2, Class C-2X and the Non-Registered Certificates other than the Class V Certificates and the Residual Certificates (as defined in the Pooling and Servicing Agreement) will be, or will represent ownership of, REMIC "regular interests"; (iii) the Class V Certificate will represent beneficial interests in the portion of the trust assets consisting of Deferred Interest, which will be treated as a grantor trust for federal income tax purposes; and (iv) each respective residual interest will be the sole "Residual Interest" in the related REMIC.



 Washington, D.C. / Phoenix, Arizona / Overland Park, Kansas / Wichita, Kansas

PNC Mortgage Acceptance Corp.
March 30, 2001
Page 2




      As your counsel, we have advised you with respect to certain federal income tax aspects of the issuance of the Series 2001-C1 Certificates. Such advice has formed the basis for the description of material federal income tax consequences for holders of the Certificates that appear under the headings "MATERIAL FEDERAL INCOME TAX CONSEQUENCES" in the Prospectus Supplement and "FEDERAL INCOME TAX CONSEQUENCES" in the Prospectus. Such descriptions do not purport to discuss all possible federal income tax ramifications of the proposed issuance of the Certificates, but, with respect to those federal income tax consequences that are discussed, in our opinion, the description is accurate in all material respects.

      This opinion is based on the facts and circumstances set forth in the Prospectus and the Prospectus Supplement and in the other documents reviewed by us. Our opinion as to the matters set forth herein could change with respect to the Series 2001-C1 Certificates as a result of changes in facts and circumstances, changes in the terms of the documents reviewed by us, or changes in the law subsequent to the date hereof.

      We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the references to our firm under the headings "MATERIAL FEDERAL INCOME TAX CONSEQUENCES" in the Prospectus Supplement and "FEDERAL INCOME TAX CONSEQUENCES" in the Prospectus. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Act.

                               Very truly yours,

                               MORRISON & HECKER L.L.P.

                               /s/ Morrison & Hecker L.L.P.